EXHIBIT 99.2



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                     [SISTERSVILLE BANCORP, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:
August 3, 1999                      Stanley M. Kiser
                                    President and CEO
                                    (304) 652-3671

                 SISTERSVILLE BANCORP, INC. ANNOUNCES COMPLETION
                               OF STOCK REPURCHASE

         Sistersville, West Virginia - Sistersville Bancorp, Inc. (the "Company"), the parent holding company of First Federal Savings Bank, today announced it has completed the repurchase of 28,354 shares, or 5% of the Company's outstanding common stock, through open market purchases.

         First Federal Savings Bank is a federally-chartered savings bank which conducts business in Sistersville, West Virginia. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC."